EXHIBIT 99.1

Paragon Offshore plc 3151 Briarpark Drive Suite 700 Houston, Texas 77042

PRESS RELEASE
PARAGON OFFSHORE REPORTS SECOND QUARTER 2015 RESULTS

HOUSTON, August 12, 2015 - Paragon Offshore plc (“Paragon”) (NYSE: PGN) today reported second quarter 2015 net income of $47.3 million, or $0.51 per diluted share as compared to second quarter 2014 net income of $95.0 million, or $1.12 per diluted share. Results for the quarter include a $4.1 million, or $0.04 per diluted share, loss on the sale of an asset and a $1.7 million, or $0.02 per diluted share, non-cash impairment charge related to assets which the company previously announced it had decided to retire from service. Excluding the above charges, Paragon’s adjusted net income (see Reconciliation of GAAP to Non-GAAP Financial Measures Table for a reconciliation to net income) was $53.1 million, or $0.57 per diluted share.

The results for the second quarter include a tax benefit of $18.5 million, as compared to a tax provision of $6.6 million in the first quarter of 2015, primarily as a result of restructuring certain of our operations. For periods prior to Paragon’s spin-off from Noble Corporation plc (“Noble”) on August 1, 2014 (the “Spin-Off”), results of operations are based on Noble’s standard-specification business (our "Predecessor") and include contributions from three standard specification rigs retained by Noble and three standard specification rigs that were sold prior to the Spin-Off. For more information regarding the Spin-Off, please see Paragon’s filings with the U.S. Securities and Exchange Commission (the “SEC”) available on the company’s website at www.paragonoffshore.com.

“Paragon’s second quarter 2015 results demonstrate our ongoing ability to deliver safe, reliable and efficient operations while controlling costs and securing additional backlog,” said Randall D. Stilley, President and Chief Executive Officer. “Furthermore, we secured $300 million of financing on Prospector 1 and Prospector 5 through the recently closed sale-leaseback transaction, enhancing our cash position and providing Paragon with significant optionality during the challenging days ahead.”

Total revenues for the second quarter of 2015 were $393.2 million compared to $430.6 million in the first quarter of 2015. Paragon reported utilization for its marketed rig fleet, which excludes one stacked floater, as 69 percent for the second quarter of 2015, as compared to 74 percent in the first quarter of 2015. Average daily revenues decreased three percent in the second quarter of 2015 to $149,000 per rig compared to the previous quarter average of $152,000 per rig. Contract drilling operating costs declined in the second quarter to $197.0 million compared to $225.1 million in the first quarter of 2015.

Net cash from operating activities was $96.6 million in the second quarter of 2015 as compared to $210.4 million for the first quarter of 2015. Capital expenditures in the second quarter totaled $62.4 million. At June 30, 2015, liquidity, defined as cash and cash equivalents plus availability under the company’s revolving credit facility, totaled $454.9 million while our leverage ratio, the ratio of the company’s net debt to trailing twelve months EBITDA, as defined in the company’s revolving credit facility, was 2.6 at June 30, 2015.

On July 24, 2015 the company closed a sale-leaseback transaction in connection with Prospector 1 and Prospector 5. Net of fees and expenses, the company received proceeds of approximately $292.0 million of which $23.0 million is required to be maintained in certain restricted accounts, leaving the company with available proceeds of approximately $269.0 million. The company’s cash and cash equivalents as of June 30, 2015 adjusted for the available funds from the sale-leaseback transaction plus availability under the company’s revolving credit facility, results in a pro forma liquidity of $723.9 million.
Operating Highlights
Paragon’s total contract backlog at June 30, 2015 was an estimated $1.6 billion compared to $1.9 billion at March 31, 2015.

Utilization of Paragon’s marketed floating rig fleet was 100 percent in the second quarter and in the first quarter of 2015. Average daily revenues for Paragon’s floating rig fleet decreased seven percent to $258,000 per rig in the second quarter of 2015 from $277,000 per rig in the first quarter of 2015.
Second quarter 2015 utilization of Paragon’s marketed jackup rig fleet decreased to 64 percent compared to the 71 percent utilization achieved during the first quarter of 2015. Average daily revenues for Paragon’s jackup fleet during the second quarter declined by two percent to $124,000 per rig from $127,000 per rig during the first quarter of 2015.
At the end of the second quarter of 2015, an estimated 57 percent of the marketed rig operating days were committed for 2015, including 87 percent and 52 percent of the floating and jackup rig days, respectively. The calculations for committed operating days exclude available days related to one floating unit that is stacked.

During the quarter, Paragon added approximately $89.9 million in backlog related primarily to previously disclosed new contracts and extensions in India, the Middle East and West Africa. In India, the Paragon MDS1 received a contract extension from mid-April 2015 to mid-August 2015 at a dayrate of $97,000. In the Middle East, the Paragon L784 received a contract award from early June 2015 to early June 2018, at a dayrate of $88,000 from early June 2015 to early June 2016 and $95,000 from early June 2016 to early June 2018. In West Africa, the Paragon M826 received a new contract from mid-August 2015 to mid-December 2015 at a dayrate of $105,000.
In addition, Paragon added approximately $200.0 million in backlog related to contracts and extensions announced in its July 13, 2015 and August 10, 2015 Fleet Status Reports. In the Middle East, the Paragon B152 received a contract extension from late November 2015 to late November 2017 at a rate of $81,000 while the Dhabi II received a contract extension from mid-July 2015 to mid-July 2017 at a dayrate of $76,000. In the North Sea, the Paragon C461 received a contract extension from mid-November 2015 to mid-November 2017 at a dayrate of $113,000. The Paragon C20051 received a contract extension from early December 2015 to late May 2016 at dayrates between $125,000 and $135,000. In addition, we agreed to a backlog swap between the Paragon C462 and Paragon C463 and received a contract extension from late December 2015 to early March 2016 on the Paragon C463 at a dayrate of $130,000.
Outlook
Mr. Stilley concluded, “As we anticipated, the offshore drilling environment has deteriorated further since the quarter ended and there is no improvement on the near-term horizon, particularly in the floating rig market segment where there is an oversupply of assets and very little demand. The shallow water segment has worsened as well and also faces supply challenges, though we see few speculative newbuild jackups coming to market and securing contracts. In fact, Paragon’s low-cost, high-quality focus has enabled us to win work in the few regions where there has been demand. Our cash position is strong and we continue to reduce costs aggressively as we do not expect a quick recovery in our markets.”
About Paragon Offshore
Paragon is a global provider of offshore drilling rigs. Paragon’s operated fleet includes 34 jackups, including two high specification heavy duty/harsh environment jackups, and six floaters (four drillships and two semisubmersibles). Paragon’s primary business is contracting its rigs, related equipment and work crews to conduct oil and gas drilling and workover operations for its exploration and production customers on a dayrate basis around the world. Paragon’s principal executive offices are located in Houston, Texas. Paragon is a public limited company registered in England and Wales with company number 08814042 and registered office at 20-22 Bedford Row, London, WC1R 4JS, England. Additional information is available at www.paragonoffshore.com.
Forward-Looking Disclosure Statement
This release contains forward-looking statements. Statements regarding contract backlog, earnings, costs, revenue, rig demand, fleet condition or performance, shareholder value, contract commitments, dayrates, contract commencements, contract extensions or renewals, industry fundamentals, customer relationships and requirements, strategic initiatives, future performance, growth opportunities, market outlook, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the general nature of the oil and gas industry, risks associated with the operation of Paragon as a separate, publicly traded company, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of Paragon’s annual report on Form 10-K for the fiscal year ended December 31, 2014, and in Paragon’s other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Conference Call
Paragon also scheduled a teleconference and webcast related to its second quarter 2015 results on Thursday, August 13, 2015, at 8:00 a.m. U.S. Central Time. The teleconference can be accessed from the U.S. and Canada by dialing 1-888-771-4371, or internationally by dialing 1-847-585-4405, and using access code: 40293273. Interested parties may also listen to the webcast through a link posted on Paragon’s website at www.paragonoffshore.com, under “Events & Presentations” in the “Investor Relations” section of the website.
A telephonic replay of the conference call will be available on Thursday, August 13, 2015, beginning at approximately 12:00 p.m. U.S. Central Time, through Thursday, August 27, 2015, ending at approximately 11:00 p.m. U.S. Central Time. The phone number for the conference call replay is 1-888-843-7419 or, for calls from outside of the U.S., 1-630-652-3042, using access code: 40293273#.  A replay of the conference call will also be available on Paragon’s website at www.paragonoffshore.com, under “Events & Presentations” in the “Investor Relations” section of the website.
For additional information, contact:

For Investors	Lee M. Ahlstrom
& Media:	Senior Vice President – Investor Relations, Strategy and Planning
+1.832.783.4040

PARAGON OFFSHORE plc
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Operating revenues
Contract drilling services	$363,089	$462,334	$762,908	$954,297
Labor contract drilling services	7,206	8,146	14,371	16,357
Reimbursables and other	22,949	8,477	46,613	22,893
	393,244	478,957	823,892	993,547
Operating costs and expenses
Contract drilling services	196,969	222,317	422,074	448,780
Labor contract drilling services	5,681	6,223	11,294	12,436
Reimbursables	18,678	5,224	38,656	15,850
Depreciation and amortization	94,673	112,536	184,748	223,120
General and administrative	13,737	12,683	29,101	25,928
Loss on impairment	1,701	—	1,701	—
(Gain) loss on disposal of assets, net	4,078	—	(12,717)	—
(Gain) on repurchase of long-term debt	—	—	(4,345)	—
	335,517	358,983	670,512	726,114
Operating income	57,727	119,974	153,380	267,433
Other income (expense)
Interest expense, net of amount capitalized	(29,042)	(2,972)	(59,237)	(6,272)
Interest income and other, net	169	338	2,434	525
Income before income taxes	28,854	117,340	96,577	261,686
Income tax benefit (provision)	18,477	(22,292)	11,912	(42,075)
Net income	$47,331	$95,048	$108,489	$219,611
Net income attributable to non-controlling interest	—	—	(31)	—
Net income attributable to Paragon Offshore	$47,331	$95,048	$108,458	$219,611

Earnings per share
Basic and diluted	$0.51	$1.12	$1.19	$2.59

PARAGON OFFSHORE plc
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$112,359	$56,772
Restricted cash	—	12,502
Accounts receivable, net of allowance for doubtful accounts	356,132	539,376
Prepaid and other current assets	99,531	104,644
Total current assets	568,022	713,294

Property and equipment, net	2,318,460	2,410,360
Other assets	138,365	129,735
Total assets	$3,024,847	$3,253,389

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$6,500	$272,166
Accounts payable	131,370	160,874
Accrued payroll and related costs	50,868	81,416
Other current liabilities	160,545	207,838
Total current liabilities	349,283	722,294

Long-term debt	1,984,421	1,888,439
Deferred income taxes	39,034	58,497
Other liabilities	53,945	89,910
Total liabilities	2,426,683	2,759,140

Total shareholders’ equity	598,164	491,608
Non-controlling interest	—	2,641
Total equity	598,164	494,249
Total liabilities and equity	$3,024,847	$3,253,389

PARAGON OFFSHORE plc
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities
Net income	$108,489	$219,611
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	184,748	223,120
Loss on impairment	1,701	—
Gain on disposal of assets, net	(12,717)	—
Gain on repurchase of long-term debt	(4,345)	—
Other changes in operating activities	29,144	(37,043)
Net cash provided by operating activities	307,020	405,688

Cash flows from investing activities
Capital expenditures	(113,071)	(110,687)
Proceeds from sale of assets	29,316	6,570
Acquisition of Prospector Offshore Drilling S.A. non-controlling interest	(2,185)	—
Change in restricted cash	12,502	—
Change in accrued capital expenditures	(12,533)	13,594
Net cash used in investing activities	(85,971)	(90,523)

Cash flows from financing activities
Net change in borrowings on Predecessor bank credit facilities	—	707,472
Net change in borrowings outstanding on Revolving Credit Facility	211,000	—
Repayment of Term Loan Facility	(3,250)	—
Repayment of Prospector Senior Credit Facility	(265,666)	—
Repayment of Prospector Bonds	(101,000)	—
Purchase of Senior Notes	(6,546)	—
Debt issuance costs	—	(386)
Net transfers to parent	—	(1,026,144)
Net cash used in financing activities	(165,462)	(319,058)
Net change in cash and cash equivalents	55,587	(3,893)
Cash and cash equivalents, beginning of period	56,772	36,581
Cash and cash equivalents, end of period	$112,359	$32,688

PARAGON OFFSHORE plc
OPERATIONAL INFORMATION
(Unaudited)

	As Reported			Rigs Retained or Sold by Noble			As Adjusted
	Three Months Ended			Three Months Ended			Three Months Ended
	June 30,		March 31,	June 30,		March 31,	June 30,		March 31,
	2015	2014	2015	2015	2014	2015	2015	2014	2015
Rig fleet operating statistics (1)(2)
Jackups:
Average Rig Utilization	64%	76%	71%	n/a	50%	n/a	64%	78%	71%
Marketed Utilization (3)	64%	78%	71%	n/a	50%	n/a	64%	80%	71%
Operating Days	1,989	2,492	2,174	n/a	91	n/a	1,989	2,401	2,174
Average Dayrate	$123,556	$113,125	$126,646	n/a	$98,625	n/a	$123,556	$113,675	$126,646
Floaters:
Average Rig Utilization	83%	78%	83%	n/a	100%	n/a	83%	75%	83%
Marketed Utilization (3)	100%	100%	100%	n/a	100%	n/a	100%	100%	100%
Operating Days	455	637	450	n/a	91	n/a	455	546	450
Average Dayrate	$257,764	$283,221	$276,560	n/a	$355,174	n/a	$257,764	$271,229	$276,560
Total:
Average Rig Utilization	67%	76%	73%	n/a	67%	n/a	67%	75%	73%
Marketed Utilization (3)	69%	82%	74%	n/a	67%	n/a	69%	83%	74%
Operating Days	2,444	3,129	2,624	n/a	182	n/a	2,444	2,947	2,624
Average Dayrate	$148,537	$147,752	$152,353	n/a	$226,899	n/a	$148,537	$142,864	$152,353

(1)
We define average rig utilization for a specific period as the total number of days our rigs are operating under contract, divided by the product of the total number of our rigs, including cold-stacked rigs, and the number of calendar days in such period. Information reflects our policy of reporting on the basis of the number of available rigs in our fleet.

(2)	Amounts exclude the Paragon FPSO1.

(3)	Marketed utilization excludes the impact of Paragon cold-stacked rigs for the current quarter.

PARAGON OFFSHORE plc
CALCULATION OF BASIC AND DILUTED EARNINGS PER SHARE
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted net income and earnings per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Allocation of net income
Basic and diluted
Net income attributable to Paragon Offshore	$47,331	$95,048	$108,458	$219,611
Earnings allocated to unvested share-based payment awards (1)	(3,532)	—	(6,611)	—
Net income to ordinary shareholders - basic and diluted	$43,799	$95,048	$101,847	$219,611

Weighted average number of shares outstanding - basic and diluted	85,836	84,753	85,549	84,753

Weighted average unvested share-based payment awards (1)	6,922	—	5,553	—

Earnings per share
Basic and diluted	$0.51	$1.12	$1.19	$2.59

(1)
Our basis of presentation related to weighted average unvested shares outstanding for all periods prior to the Spin-Off does not include our unvested restricted stock units that were granted to our employees in conjunction with Paragon’s 2014 Employee Omnibus Incentive Plan. As a result, we have no earnings allocated to unvested share-based payment awards in our earnings per share calculation for periods prior to the Spin-Off.

PARAGON OFFSHORE plc
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the reconciliation of adjusted net income (non-GAAP) to net income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net income attributable to Paragon Offshore	$47,331	$95,048	$108,458	$219,611
Adjustments:
(Gain) on repurchase of long-term debt	—	—	(4,345)	—
(Gain) loss on disposal of assets, net	4,078	—	(12,717)	—
Loss on impairment	1,701	—	1,701
Adjusted net income	$53,110	$95,048	$93,097	$219,611

Allocation of adjusted net income
Basic and diluted
Adjusted net income	$53,110	$95,048	$93,097	$219,611
Earnings allocated to unvested share-based payment awards (1)	(3,963)	—	(5,675)	—
Adjusted net income to ordinary shareholders - basic and diluted	$49,147	$95,048	$87,422	$219,611

Weighted average number of shares outstanding - basic and diluted	85,836	84,753	85,549	84,753

Weighted average unvested share-based payment awards (1)	6,922	—	5,553	—

Adjusted earnings per share
Basic and diluted	$0.57	$1.12	$1.02	$2.59

(1)
Our basis of presentation related to weighted average unvested shares outstanding for all periods prior to the Spin-Off does not include our unvested restricted stock units that were granted to our employees in conjunction with Paragon’s 2014 Employee Omnibus Incentive Plan. As a result, we have no earnings allocated to unvested share-based payment awards in our earnings per share calculation for periods prior to the Spin-Off.

PARAGON OFFSHORE plc
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Cont’d)
(In thousands)
(Unaudited)

	As Reported			Rigs Retained or Sold by Noble			As Adjusted
	Three Months Ended			Three Months Ended			Three Months Ended
	June 30,		March 31,	June 30,		March 31,	June 30,		March 31,
	2015	2014	2015	2015	2014	2015	2015	2014	2015
Operating revenues
Contract drilling services	$363,089	$462,334	$399,819	n/a	$41,302	n/a	$363,089	$421,032	$399,819
Labor contract drilling services	7,206	8,146	7,165	n/a	1,079	n/a	7,206	7,067	7,165
Reimbursables and other	22,949	8,477	23,664	n/a	—	n/a	22,949	8,477	23,664
	393,244	478,957	430,648	n/a	42,381	n/a	393,244	436,576	430,648
Operating costs and expenses
Contract drilling services	196,969	222,317	225,105	n/a	16,966	n/a	196,969	205,351	225,105
Labor contract drilling services	5,681	6,223	5,613	n/a	—	n/a	5,681	6,223	5,613
Reimbursables	18,678	5,224	19,978	n/a	496	n/a	18,678	4,728	19,978
Depreciation and amortization	94,673	112,536	90,075	n/a	11,256	n/a	94,673	101,280	90,075
General and administrative	13,737	12,683	15,364	n/a	1,144	n/a	13,737	11,539	15,364
Loss on impairment	1,701	—	—	n/a	—	n/a	1,701	—	—
(Gain) loss on disposal of assets, net	4,078	—	(16,795)	n/a	—	n/a	4,078	—	(16,795)
(Gain) on repurchase of long-term debt	—	—	(4,345)	n/a	—	n/a	—	—	(4,345)
	335,517	358,983	334,995	n/a	29,862	n/a	335,517	329,121	334,995
Operating income	57,727	119,974	95,653	n/a	12,519	n/a	57,727	107,455	95,653
Other income (expense)
Interest expense, net of amount capitalized	(29,042)	(2,972)	(30,195)	n/a	—	n/a	(29,042)	(2,972)	(30,195)
Interest income and other, net	169	338	2,265	n/a	—	n/a	169	338	2,265
Income before income taxes	28,854	117,340	67,723	n/a	12,519	n/a	28,854	104,821	67,723
Income tax benefit (provision)	18,477	(22,292)	(6,565)	n/a	(1,336)	n/a	18,477	(20,956)	(6,565)
Net income	$47,331	$95,048	$61,158	n/a	$11,183	n/a	$47,331	$83,865	$61,158
Net income attributable to non-controlling interests	—	—	(31)	n/a	—	n/a	—	—	(31)
Net income attributable to Paragon Offshore	$47,331	$95,048	$61,127	n/a	$11,183	n/a	$47,331	$83,865	$61,127
Adjustments:
Depreciation and amortization							94,673	101,280	90,075
Loss on impairment							1,701	—	—
(Gain) loss on disposal of assets, net							4,078	—	(16,795)
(Gain) on repurchase of long-term debt							—	—	(4,345)
Interest expense, net of amount capitalized							29,042	2,972	30,195
Income tax (benefit) provision							(18,477)	20,956	6,565
EBITDA							$158,348	$209,073	$166,822